SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Cone Mills Corporation
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[ X ] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------

5)    Total fee paid:
------------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:
------------------------------------------------------------------------------

2)    Form, Schedule or Registration Statement No.:
------------------------------------------------------------------------------

3)    Filing Party:
------------------------------------------------------------------------------

4)    Date Filed:
------------------------------------------------------------------------------

------------------------------------------------------------------------------

CONE  MILLS CORPORATION
804 GREEN VALEY ROAD, SUITE 300
P. O. BOX 26540
GREENSBORO  NC  27415-6540

                                                      John L. Bakane
                                                      Chairman, President & CEO


September 10, 2003

Dear Fellow Cone Mills Shareholder:

Your vote is very important at the upcoming 2003 Annual meeting. Please sign, date and return your WHITE proxy card today, and DISCARD any GREEN proxy card sent to you by Mr. Kozberg and the Cone Mills Shareholders' Committee.

I urge you to consider these important facts when voting for Directors at the upcoming 2003 Annual Meeting:

     Cone Mills is facing critical business challenges due to the severely depressed condition of the U.S. textile industry resulting from low-cost overseas imports and a weak economy. To help its continuing efforts to address these challenges, the Company has nominated three independent Directors who between them have 46 years of experience on the Board. They are all highly qualified, have invaluable experience in the textile industry, and exemplify the principles of good corporate governance through their clear-cut dedication to the best interests of Cone Mills and all of its constituencies.

     In my opinion, the slate proposed by dissident Director Marc H. Kozberg lacks our nominees' relevant experience and expertise in the textile industry. In addition, Mr. Kozberg has a mixed track record of recommending Directors. Consider that his last recommendation who became a director later resigned after being indicted for violating securities laws. Mr. Kozberg also continues to make baseless assertions about the Company and its management. These claims are his "platform" in his push to gain control of three more seats on the Board -- and ultimately, I suspect, the Company. I strongly believe that Mr. Kozberg's assertions are misleading and irresponsible, and that he has done nothing to propose credible solutions to the Company's difficulties.

YOU NEED TO KNOW THESE FACTS:

     o FACT #1: The sale of U.S. textile assets has been and continues to be extremely challenging in the current economic environment. Mr. Kozberg claims that he presented the Company with three potential buyers for the Jacquards business in late 2002 and early 2003. In fact, two of the contacts were nothing more than cursory preliminary inquiries, a fairly common occurrence, and when pressed the third could not produce the financial wherewithal to conclude a transaction. As usual, Mr. Kozberg's statements may sound good, but they seem to lack substance. At present, it is management's considered judgment that, in the absence of a real buyer, Cone Mills is better served by continuing to operate these businesses than it would be by liquidating them.

     o FACT #2: For many months, the Company sought to implement a recapitalization plan with the help of its investment advisor. We even entered into a letter of intent with a fund managed by W.L. Ross & Company, which was the only viable proposal Cone Mills received. Mr. Kozberg vehemently and publicly opposed that sole, viable proposal.

     o FACT #3: The serious disarray in the Mexican capital markets, together with the extreme reluctance of U.S. lenders to fund Mexican ventures due to the difficulties of obtaining adequate collateral protection, have made securing financing for Parras Cone extremely difficult. As a member of the Board, Mr. Kozberg should be fully aware of this situation; yet he irresponsibly blames management for the "incomprehensible" delay in obtaining financing for the Company's Mexican-based joint venture, Parras Cone. At the same time, Mr.
          Kozberg has made no concrete suggestions about how to finance the expansion of Parras Cone. Cone Mills, on the other hand, continues to work diligently with its Mexican joint venture partner to obtain financing.

     o FACT #4: Given the severely depressed condition of the U.S. textile industry, the difficult economic environment, and the Company's capital structure, Cone Mills has not been able to induce new lenders to make credit available to it. We have been forced to meet the expensive terms required by the current lenders -- who generally no longer lend to companies in the textile industry -- to extend their loans. While critical of the "onerous" terms required by the lenders, once again, Mr. Kozberg has proposed no concrete alternatives.

     To sum up, with the help and participation of the experienced Directors who are the Company's nominees, the Board has been working hard to address the difficult challenges facing Cone Mills. At the same time, I don't believe Mr. Kozberg and his slate have put forward any workable alternatives that credibly address these challenges. In sharp contrast to Mr. Kozberg's proposed slate, the Company's nominees are highly qualified and have valuable experience in our Company and industry.

     Again, I urge you to VOTE FOR all three of the Company's nominees for the Board of Directors: JEANETTE CONE KIMMEL, DAVID T. KOLLAT and JOHN W. ROSENBLUM. It is very important that your shares be represented at the Annual Meeting even if you cannot attend the meeting and vote your shares in person.

     I urge you to sign, date and return your WHITE proxy card today!

Sincerely,

/S/John Bakane
John Bakane
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

1. I urge you to DISCARD any GREEN proxy card sent to you by Mr. Kozberg and the Cone Mills Shareholders' Committee. A "WITHHOLD AUTHORITY" vote on the GREEN proxy card is NOT a vote for the Board's nominees. To vote FOR your Company's nominees you MUST execute a WHITE proxy card.

2. If you previously voted on a GREEN proxy card BUT NOW WISH TO SUPPORT YOUR COMPANY'S NOMINEES, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible.

3. Remember - only your latest dated proxy will determine how your shares are to be voted at the meeting.

4. If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares for your Company's nominees on the WHITE proxy card.


-------------------------------------------------------------------------------
  If you have questions or need assistance in voting your shares, please call:

                           Georgeson (gs) Shareholder

                           17 State Street, 10th Floor
                               New York, NY 10004
                                 (800) 545-1786

                     Banks and Brokerage Firms please call:
                                 (212) 440-9800

-------------------------------------------------------------------------------

     This letter includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as "believe," "anticipate," "estimate," "expect," "could," and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: ability to generate cash; ability to attract and maintain adequate capital; ability to comply with the terms of the lending agreements of Cone Mills or to amend or modify the terms of such agreements as may be needed from time to time; ability to refinance; increases in prevailing interest rates; the result of the pursuit of strategic alternatives; the outcome of the pending proxy contest; the demand for textile products; the highly competitive nature of the textile industry and the possible effects of reduced import protection, free-trade initiatives and retaliatory measures in trade disputes; higher manufacturing costs, including the unpredictability of the cost and availability of cotton; reduced level of customer orders, including Cone Mills' relationships with Levi Strauss as its major customer; the business climate; business performance; economic and competitive uncertainties; changes in strategies, environmental and safety regulations and clean-up costs; changes in foreign exchange rates; the impact of changes in the value of pension fund assets and liabilities; changes in generally accepted accounting principles; adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers; the impact of increased accruals and reserves for such exposures; and adverse changes in economic and political climates around the world, including terrorist activities and international hostilities. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. As appropriate, additional factors are contained in other reports filed by the Company with the Securities and Exchange Commission. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.